Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Delek Resources, Inc. (the “Company”) on Form 10-KSB for the year ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leonard Sternheim, President, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Leonard Sternheim
Leonard Sternheim
President, Principal Financial Officer,
Principal Accounting Officer, Chairman
of the Board of Directors

October 29, 2004